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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the reference to our firm under the captions "Experts" and "Genetrix Selected Financial Data" and to the use of our report dated May 25, 1995 included in Supplement No. 2 to the Proxy Statement of Genetrix, Inc. included in the Registration Statement (Form S-4) and Prospectus of Genzyme Corporation for the registration of 767,000 shares of its General Division Common Stock.


                                               /s/ Ernst & Young, LLP

Phoenix, Arizona
April 26, 1996